Exhibit 24.1
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Olivia Nelligan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	President and Chief Executive Officer	11/1/2022
Jay D. Debertin	(principal executive officer)

/s/ Olivia Nelligan	Executive Vice President and Chief Financial Officer	11/1/2022
Olivia Nelligan	(principal financial officer)

/s/ Daniel Lehmann	Vice President Finance, Corporate Controller and Chief Accounting Officer	11/1/2022
Daniel Lehmann	(principal accounting officer)

/s/ Daniel Schurr	Chair of the Board of Directors	9/8/2022
Daniel Schurr

/s/ David Beckman	Director	9/8/2022
David Beckman

/s/ Clinton J. Blew	Director	9/8/2022
Clinton J. Blew

/s/ Hal Clemensen	Director	9/8/2022
Hal Clemensen

/s/ Scott A. Cordes	Director	9/8/2022
Scott A. Cordes

/s/ Jon Erickson	Director	9/8/2022
Jon Erickson

/s/ Mark Farrell	Director	9/8/2022
Mark Farrell

/s/ Steven Fritel	Director	9/8/2022
Steve Fritel

Name	Title	Date

/s/ Alan Holm	Director	9/8/2022
Alan Holm

/s/ David Johnsrud	Director	9/8/2022
David Johnsrud

/s/ Tracy G. Jones	Director	9/8/2022
Tracey G. Jones

/s/ David R. Kayser	Director	9/8/2022
David R. Kayser

/s/ Russell A. Kehl	Director	9/8/2022
Russell A. Kehl

/s/ Perry Meyer	Director	9/8/2022
Perry Meyer

/s/ Steve Riegel	Director	9/8/2022
Steve Riegel

/s/ Kevin Throener	Director	9/8/2022
Kevin Throener

/s/ Cortney Wagner	Director	9/8/2022
Cortney Wagner